Exhibit (21)

Target Corporation

(A Minnesota Corporation)

List of Subsidiaries

(As of January 29, 2005)

AMC Dominican Republic, S.A. (Dominican Republic)

AMC Guatemala Sociedad Anonima (Guatemala)

AMC Honduras, S.A. (Honduras)

AMC El Salvador, S.A. (El Salvador)

AMC Nicaragua, S.A. (Nicaragua)

AMC(s) Pte., Ltd. (Singapore)

Amcrest Corporation (NY)

Amcrest France Sarl (Paris, France)

The Associated Merchandising Corporation (NY)

Associated Merchandising Corporation GmBH (Frankfurt, Germany)

Associated Merchandising Korea Corporation (Korea)

Boulder Bridge I Development Corporation (MN)

Boulder Bridge II Development Corporation (MN)

Boulder Bridge III Development Corporation (CA)

Dayton Credit Company (MN)

Dayton Development Company (MN)

Deerfield Assumption LLC (DE)

Eighth Street Development Company (MN)

Highbridge Company (MN)

Highbridge Music Company (MN)

Merchant’s Festival LLC (GA)

Red Tail LLC (DE)

Retail Properties, Inc. (DE)

STL of Nebraska, Inc. (MN)

Strata Merchandising, Ltd. (London, England)

SuperTarget Liquor of Colorado, Inc. (MN)

SuperTarget Liquor of Missouri, Inc. (MN)

SuperTarget Liquor of Texas, Inc. (TX)

Target Bank (UT)

Target Brands, Inc. (MN)

Target Bridges, Inc. (DE)

Target Capital Corporation (MN)

Target Commercial Interiors, Inc. (MN)

Target Connect, Inc. (MN)

Target Customs Brokers, Inc. (MN)

Target Foundation (a MN not-for-profit organization)

Target Global Trade, Inc. (MN)

Target Insurance Agency, Inc. (MN)

Target National Bank (a national banking association)

Target Technology Services India Private Limited (India)

Target Receivables Corporation (MN)

Target Services, Inc. (MN)

Target Stores, Inc. (MN)

Westbury Holding Company (MN)